UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 21, 2023

PIONEER NATURAL RESOURCES COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-13245	75-2702753
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Hidden Ridge
Irving, Texas 75038
(Address of principal executive offices and zip code)
(972) 444-9001
(Registrant's telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.01 per share	PXD	New York Stock Exchange

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Item 2.02    Results of Operations and Financial Condition
On April 26, 2023, Pioneer Natural Resources Company (the "Company") issued the news release, with financial statements and schedules, that is attached hereto as Exhibit 99.1. In the news release, the Company announced financial and operating results for the quarter ended March 31, 2023, provided an operations update and provided the Company's financial and operational outlook for future periods based on current expectations.
Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Succession of Chief Executive Officer

On April 21, 2023, Scott D. Sheffield, Chief Executive Officer (the "CEO") of the Company, informed the Board of Directors (the "Board") of the Company that he intends to retire as the Company's CEO, effective end of day on December 31, 2023 (the "Transition Date").

On April 21, 2023, the Board unanimously approved a succession plan under which Richard P. Dealy, age 57, will succeed Mr. Sheffield as the Company's CEO, effective as of January 1, 2024. Mr. Dealy has served as the Company's President and Chief Operating Officer since January 2021 and previously served as the Company's Executive Vice President and Chief Financial Officer from November 2004 through December 2020. Mr. Dealy has held previous leadership positions throughout the Company during his more than 30 years of tenure at the Company, including as a director of the general partner of Pioneer Southwest Energy Partners, a publicly traded Master Limited Partnership from 2007 to its acquisition in 2013. He is also a Certified Public Accountant.

Following his retirement as the Company's CEO on the Transition Date, Mr. Sheffield, who is nominated for election as a member of the Board at the Company's upcoming Annual Meeting of Stockholders, is expected to remain with the Company in his capacity as a member of the Board, will be compensated as a non-employee director while he remains on the Board, and will no longer be entitled to any compensation as an employee or officer of the Company.

The Company has not entered into, amended, or modified any plan, contract, arrangement, grant, or award in connection with the Board's appointment of Mr. Dealy as CEO. In addition, Mr. Dealy has no family relationships with any director or executive officer of the Company, and there are no arrangements or understandings with any person pursuant to which he will be selected as an officer of the Company. The information relating to Mr. Dealy required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934 is disclosed in the Company's Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 13, 2023, under the heading "Transactions With Related Persons" and is incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits
    Exhibits

99.1(a)	News Release, dated April 26, 2023, titled "Pioneer Natural Resources Reports First Quarter 2023 Financial and Operating Results" and financial statements and schedules attached to the news release.
______________________
(a)Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER NATURAL RESOURCES COMPANY

By:	/s/ Christopher L. Washburn
Christopher L. Washburn
Vice President and Chief Accounting Officer

Date:	April 26, 2023